Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 2Q2026 RESULTS

— — —

GAAP DILUTED EPS OF $0.69, ADJUSTED1 EPS OF $0.69

GAAP NET REVENUES OF $1.90 BILLION, ADJUSTED NET REVENUES OF $1.88 BILLION

GREENWICH, CT, July 21, 2026 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global broker, announced results for the quarter ended June 30, 2026.

Reported and adjusted diluted earnings per share were both $0.69 for the current quarter. For the year-ago quarter, reported and adjusted diluted earnings per share were both $0.51.

Reported net revenues were $1.90 billion for the current quarter and $1.88 billion as adjusted. For the year-ago quarter, reported and adjusted net revenues were both $1.48 billion.

Reported income before income taxes was $1.46 billion for the current quarter and $1.44 billion as adjusted. For the year-ago quarter, reported and adjusted income before income taxes were both $1.10 billion.

Financial Highlights

(All comparisons are to the year-ago quarter.)

•
Commission revenue increased 30% to $673 million on higher customer trading volumes. Customer trading volume in options, stocks and futures increased 17%, 14% and 2%, respectively.

•
Net interest income increased 23% to $1.06 billion primarily on higher average customer margin loans and customer credit balances.

•
Other fees and services increased 40% to $87 million, led by increases of $9 million in payments for order flow from exchange-mandated programs, $8 million in risk exposure fees, and $3 million in market data fees.

•
Execution, clearing and distribution fees increased 22% to $142 million, driven by a $19 million increase in regulatory fees, as the SEC Section 31 transaction fee rate increased on April 4, 2026; partially offset by greater capture of liquidity rebates from certain exchanges due to higher trading volumes in stocks and options.

•
Pretax profit margin for the current quarter was 77% both as reported and as adjusted. For the year-ago quarter, pretax margin was 75% both as reported and as adjusted.

•
Total equity of $22.3 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.0875 per share. This dividend is payable on September 14, 2026, to shareholders of record as of September 1, 2026.

1 See the reconciliation of non-GAAP financial measures starting on page 11.

Business Highlights

(All comparisons are to the year-ago quarter.)

•
Customer accounts increased 34% to 5.19 million.
•
Customer equity increased 40% to $930.3 billion.
•
Total DARTs2 increased 36% to 4.82 million.
•
Customer credits increased 27% to $182.4 billion.
•
Customer margin loans increased 67% to $108.5 billion.

Other Items

Other income increased 88% to $79 million. This increase is comprised mainly of $26 million from our currency diversification strategy and $11 million from our investing activities.

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $36 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.21%. The effects of the currency diversification strategy are reported as components of (1) Other Income (gain of $21 million) and (2) Other Comprehensive Income (loss of $57 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, July 21, 2026, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at https://register-conf.media-server.com/register/BIf6232c31bfa24c3d963db61feae68746 to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group, Inc. (NASDAQ: IBKR) is a member of the S&P 500. Its affiliates provide automated trade execution and custody of securities, commodities, foreign exchange, and prediction markets around the clock on over 170 markets in numerous countries and currencies from a single unified platform to clients worldwide. We serve individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation have enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Interactive Brokers has consistently earned recognition as a top broker, garnering multiple awards and accolades from respected industry sources such as Barron's, Investopedia, Stockbrokers.com, and many others.

2 Daily average revenue trades (DARTs) are based on customer orders.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2026	2025	2026	2025

	(in millions, except share and per share data)

Revenues:
Commissions	$673	$516	$1,286	$1,030
Other fees and services	87	62	173	140
Other income	79	42	145	107
Total non-interest income	839	620	1,604	1,277

Interest income	2,236	1,891	4,183	3,609
Interest expense	(1,179)	(1,031)	(2,222)	(1,979)
Total net interest income	1,057	860	1,961	1,630
Total net revenues	1,896	1,480	3,565	2,907

Non-interest expenses:
Execution, clearing and distribution fees	142	116	248	237
Employee compensation and benefits	182	163	349	317
Occupancy, depreciation and amortization	27	24	54	48
Communications	11	11	23	21
General and administrative	68	61	136	123
Customer bad debt	10	1	11	2
Total non-interest expenses	440	376	821	748

Income before income taxes	1,456	1,104	2,744	2,159
Income tax expense	118	98	235	189

Net income	1,338	1,006	2,509	1,970
Net income attributable to noncontrolling interests	1,026	782	1,930	1,533

Net income available for common stockholders	$312	$224	$579	$437

Earnings per share:
Basic	$0.70	$0.51	$1.30	$1.00
Diluted	$0.69	$0.51	$1.29	$0.99

Weighted average common shares outstanding:
Basic	447,903,860	438,457,863	446,682,859	437,083,330
Diluted	450,088,032	441,439,924	449,235,445	440,459,081

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2026	2025	2026	2025

	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$312	$224	$579	$437
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(15)	79	(36)	107
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	(15)	79	(36)	107
Comprehensive income available for common stockholders	$297	$303	$543	$544

Comprehensive earnings per share:
Basic	$0.66	$0.69	$1.22	$1.24
Diluted	$0.66	$0.69	$1.21	$1.23

Weighted average common shares outstanding:
Basic	447,903,860	438,457,863	446,682,859	437,083,330
Diluted	450,088,032	441,439,924	449,235,445	440,459,081

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$1,026	$782	$1,930	$1,533
Other comprehensive income - cumulative translation adjustment	(42)	227	(100)	306
Comprehensive income attributable to noncontrolling interests	$984	$1,009	$1,830	$1,839

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(UNAUDITED)

			June 30, 2026	December 31, 2025

			(in millions)

Assets
Cash and cash equivalents			$7,711	$4,963
Cash - segregated for regulatory purposes			56,594	50,332
Securities - segregated for regulatory purposes			39,604	26,521
Securities borrowed			10,006	11,589
Securities purchased under agreements to resell			13,627	7,117
Financial instruments owned, at fair value			3,317	4,982
Receivables from customers, net of allowance for credit losses			108,939	90,475
Receivables from brokers, dealers and clearing organizations			5,120	5,161
Other assets			2,391	2,100
Total assets			$247,309	$203,240

Liabilities and equity

Liabilities
Short-term borrowings			$13	$19
Securities loaned			45,410	24,751
Financial instruments sold but not yet purchased, at fair value			509	740
Other payables:
Customers			176,779	154,336
Brokers, dealers and clearing organizations			819	1,566
Other payables			1,529	1,356
			179,127	157,258
Total liabilities			225,059	182,768

Equity
Stockholders' equity			5,904	5,363
Noncontrolling interests			16,346	15,109
Total equity			22,250	20,472
Total liabilities and equity			$247,309	$203,240

	June 30, 2026		December 31, 2025
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	450,671,113	26.5%	445,612,825	26.3%
Noncontrolling interests (IBG Holdings LLC)	1,250,737,416	73.5%	1,250,737,416	73.7%
Total IBG LLC membership interests	1,701,408,529	100.0%	1,696,350,241	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA

EXECUTED ORDER VOLUMES:
(in 000's, except %)
	Customer	%	Principal	%	Total	%
Period	Orders	Change	Orders	Change	Orders	Change
2023	483,015		29,712		512,727
2024	661,666	37%	63,348	113%	725,014	41%
2025	915,616	38%	121,972	93%	1,037,588	43%

2Q2025	220,215		28,372		248,587
2Q2026	299,110	36%	45,070	59%	344,180	38%

1Q2026	266,419		42,010		308,429
2Q2026	299,110	12%	45,070	7%	344,180	12%

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2023	1,020,736		209,034		252,742,847
2024	1,344,855	32%	218,327	4%	307,489,711	22%
2025	1,668,228	24%	241,631	11%	421,707,895	37%

2Q2025	393,051		64,271		96,450,620
2Q2026	459,831	17%	65,909	3%	109,464,979	13%

1Q2026	440,997		74,257		116,935,449
2Q2026	459,831	4%	65,909	(11%)	109,464,979	(6%)

CUSTOMER
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2023	981,172		206,073		248,588,960
2024	1,290,770	32%	214,864	4%	302,040,873	22%
2025	1,623,384	26%	240,120	12%	417,457,770	38%

2Q2025	382,195		63,918		95,276,485
2Q2026	446,906	17%	65,337	2%	108,174,094	14%

1Q2026	428,653		73,705		115,790,614
2Q2026	446,906	4%	65,337	(11%)	108,174,094	(7%)

PRINCIPAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2023	39,564		2,961		4,153,887
2024	54,085	37%	3,463	17%	5,448,838	31%
2025	44,844	(17%)	1,511	(56%)	4,250,125	(22%)

2Q2025	10,856		353		1,174,135
2Q2026	12,925	19%	572	62%	1,290,885	10%

1Q2026	12,344		552		1,144,835
2Q2026	12,925	5%	572	4%	1,290,885	13%

________________________

1 Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA, CONTINUED

Year over Year	2Q2026	2Q2025	% Change
Total Accounts (in thousands)	5,185	3,866	34%
Customer Equity (in billions)[1]	$930.3	$664.6	40%

Total Customer DARTs (in thousands)	4,824	3,552	36%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.64	$2.65	(0%)
Cleared Avg. DARTs per Account (Annualized)	207	206	0%

Consecutive Quarters	2Q2026	1Q2026	% Change
Total Accounts (in thousands)	5,185	4,754	9%
Customer Equity (in billions)[1]	$930.3	$789.4	18%

Total Customer DARTs (in thousands)	4,824	4,368	10%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.64	$2.69	(2%)
Cleared Avg. DARTs per Account (Annualized)	207	205	1%

________________________

1 Excludes non-Customers.

2 Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2026	2025	2026	2025

	(in millions)

Average interest-earning assets
Segregated cash and securities	$97,647	$78,693	$90,953	$72,869
Customer margin loans	96,596	60,928	92,932	62,646
Securities borrowed	8,947	7,027	8,945	5,949
Other interest-earning assets	18,991	14,747	18,011	13,601
FDIC sweeps[1]	6,434	5,226	6,366	5,006
	$228,615	$166,621	$217,207	$160,071

Average interest-bearing liabilities
Customer credit balances	$171,674	$129,998	$164,615	$124,010
Securities loaned	33,222	17,181	29,419	16,659
Other interest-bearing liabilities	512	50	354	58
	$205,408	$147,229	$194,388	$140,727

Net interest income
Segregated cash and securities, net[2]	$809	$756	$1,492	$1,419
Customer margin loans[4]	988	709	1,893	1,484
Securities borrowed and loaned, net[3]	44	60	77	70
Customer credit balances, net[4]	(956)	(857)	(1,820)	(1,674)
Other net interest income1/5	215	193	411	356
Net interest income[5]	$1,100	$861	$2,053	$1,655

Net interest margin ("NIM")	1.93%	2.07%	1.91%	2.09%

Annualized yields
Segregated cash and securities	3.32%	3.86%	3.31%	3.93%
Customer margin loans	4.10%	4.67%	4.11%	4.78%
Customer credit balances	2.23%	2.64%	2.23%	2.72%

________________________

1 Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

2 Net interest income on "Segregated cash and securities, net" for the three and six months ended June 30, 2025, excludes approximately $26 million of interest income, recorded in the consolidated statements of comprehensive income, related to taxes withheld at source in prior periods which was determined to be fully refundable.

3 We estimate that if the interest earned and paid on cash collateral related to our securities lending transactions were included under “Securities borrowed and loaned, net” in the table above, the total net interest income related to our securities lending activities would have been $343 million and $612 million for the three and six months ended June 30, 2026, respectively, compared to $251 million and $437 million for the three and six months ended June 30, 2025, respectively. Such additional interest attributed to our securities lending activities would be reclassified from net interest income on “Segregated cash and securities, net” and “Customer credit balances, net” in the table above, so it would have no effect on our overall net interest income or net interest margin.

4 Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

5 Includes income from financial instruments that has the same characteristics as interest but is reported in "Other fees and services" and "Other income" in the Company’s consolidated statements of comprehensive income. For the three and six months ended June 30, 2026 and 2025, $11 million, $22 million, $9 million, and $17 million were reported in "Other fees and services", respectively. For the three and six months ended June 30, 2026 and 2025, $32 million, $70 million, $18 million, and $34 million were reported in "Other income", respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2026	2025	2026	2025

Adjusted net revenues[1] (in millions)
Net revenues - GAAP	$1,896	$1,480	$3,565	$2,907
Non-GAAP adjustments
Currency diversification strategy, net	(21)	5	(47)	(15)
Mark-to-market on investments[2]	8	(5)	45	(16)
Total non-GAAP adjustments	(13)	0	(2)	(31)
Adjusted net revenues	$1,883	$1,480	$3,563	$2,876

Adjusted income before income taxes[1] (in millions)
Income before income taxes - GAAP	$1,456	$1,104	$2,744	$2,159
Non-GAAP adjustments
Currency diversification strategy, net	(21)	5	(47)	(15)
Mark-to-market on investments[2]	8	(5)	45	(16)
Total non-GAAP adjustments	(13)	-	(2)	(31)
Adjusted income before income taxes	$1,443	$1,104	$2,742	$2,128

Adjusted pre-tax profit margin	77%	75%	77%	74%

Adjusted net income available for common stockholders[1] (in millions)
Net income available for common stockholders - GAAP	$312	$224	$579	$437
Non-GAAP adjustments
Currency diversification strategy, net	(6)	1	(12)	(4)
Mark-to-market on investments[2]	2	(1)	12	(4)
Income tax effect of above adjustments[3]	1	0	(0)	2
Total non-GAAP adjustments[4]	(3)	(0)	(1)	(6)
Adjusted net income available for common stockholders[4]	$310	$224	$578	$431

Adjusted diluted EPS[1] (in dollars, except share amounts)
Diluted EPS - GAAP	$0.69	$0.51	$1.29	$0.99
Non-GAAP adjustments
Currency diversification strategy, net	(0.02)	0.00	(0.03)	(0.01)
Mark-to-market on investments[2]	0.00	(0.00)	0.03	(0.01)
Income tax effect of above adjustments[3]	0.00	0.00	(0.00)	0.01
Total non-GAAP adjustments[4]	(0.01)	(0.00)	(0.00)	(0.01)
Adjusted diluted EPS[4]	$0.69	$0.51	$1.29	$0.98

Diluted weighted average common shares outstanding	450,088,032	441,439,924	449,235,445	440,459,081

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.

•
We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments2.
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments.
•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy and our net mark-to-market gains (losses) on investments.
•
We define adjusted diluted EPS as adjusted net income available for common stockholders divided by the diluted weighted average number of shares outstanding for the period.

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on investments in equity securities that do not qualify for equity method accounting, which are measured at fair value; on our U.S. government and municipal securities portfolios, which are typically held to maturity; and on certain other investments.

3 The income tax effect is estimated using the statutory income tax rates applicable to the Company.

4 Amounts may not add due to rounding.